Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Multi-Market Income Fund,
formerly Nuveen Multi-Market Income Fund, Inc.
and formerly American Income Fund Inc.

811-05642


A special shareholder meeting was held in the offices of U.S. Bancorp Asset Management, Inc. on July 28, 2014 for the American Income Fund, LLC; at this meeting the shareholders were asked to vote to approve an investment management agreement between the Fund and Nuveen Fund Advisors, to approve a sub-advisory agreement between Nuveen Fund
Advisors and Nuveen Asset Management, LLC, to approve an Agreement and Plan of Reorganization, to approve an amendment to the Articles of Incorporation of the Fund to change the name to Nuveen Multi-Market Income Fund, Inc., to approve a new sub-advisory agreement between USBAM and Nuveen Fund Advisors, to approve a new sub-advisory agreement between USBAM and Nuveen Asset Management, to approve a new investment management agreement between the Fund and Nuveen Fund Advisors, to approve a new sub-advisory agreement between Nuveen Fund Advisors and Nuveen Asset Management and to elect directors to the Board of Directors of the Fund. This meeting was subsequently adjourned to September 30, 2014.

An annual shareholder meeting was held in the offices of U.S.
Bancorp Asset Management, Inc. on July 28, 2014 for
American Income Fund, LLC; at this meeting the shareholders were asked to vote to elect directors to the Board of Directors of the Fund.

The results of the votes from the Special Meeting were as follows:

<c> American Income
Fund, LLC
To approve a new investment
management agreement between
the Fund and Nuveen Fund
Advisors, LLC.

   For
             5,292,057
   Against
                280,418
   Abstain
                145,947
      Total
             5,718,422


To approve a new sub-advisory
agreement between Nuveen
Fund Advisors and Nuveen Asset
Management, LLC

   For
             5,271,648
   Against
                272,522
   Abstain
                174,252
   Total
             5,718,422


<c>To approve an Agreement and
Plan of Reorganization.
   For
             6,331,955
   Against
                347,945
   Abstain
                358,087
      Total
             7,037,987


To approve an amendment to
the Articles of Incorporation of
the Fund to change the name to
 Nuveen Multi-Market Income
Fund, Inc.

   For
             5,294,385
   Against
                276,277
   Abstain
                147,760
      Total
             5,718,422


To approve a new sub-advisory
agreement between USBAM
and Nuveen Fund Advisors.

   For
             5,274,801
   Against
                294,560
   Abstain
                149,061
   Broker Non-Votes
                          -
      Total
             5,718,422


To approve a new sub-advisory
agreement between USBAM
and Nuveen Asset
Management.

   For
             5,271,888
   Against
                296,334
   Abstain
                150,200
      Total
             5,718,422


To approve a new investment
management agreement
between the Fund and Nuveen
Fund Advisors.

   For
             5,261,628
   Against
                303,934
   Abstain
                152,860
      Total
             5,718,422


To approve a new sub-advisory
agreement between Nuveen
Fund Advisors and Nuveen
Asset Management.

   For
             5,264,163
   Against
                299,095
   Abstain
                155,164
      Total
             5,718,422

Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2014, under Conformed Submission Type DEF 14A, accession number 0001193125-14-241045.